Exhibit 8(z)

Amendment No. 5 to Administration Agreement

This Amendment No. 5 (the “Amendment”), effective as of February 8, 2022, amends the Administration Agreement between BlackRock FundsSM (collectively, the “Trust”) and BlackRock Advisors, LLC (the “Administrator”) dated April 1, 2019, as amended (the “Agreement”).

WHEREAS, the Administrator wishes to amend the Agreement to add the Great Pacific Shares to the Agreement; and

WHEREAS, the Trust agrees with such addition and the parties agree to amend Schedule A to the Agreement.

NOW, THEREFORE, the parties hereto, in consideration of the premises and the mutual covenants contained herein and intending to be legally bound, agree as follows:

1.	Schedule A is deleted in its entirety and replaced with the Schedule A attached hereto.

2.	Capitalized terms not defined in this Amendment shall have the meanings ascribed to them in the Agreement.

3.

To the extent that provisions of the Agreement and this Amendment are in conflict, the terms of this Amendment shall control. Except to the extent amended by this Amendment, the Agreement shall remain unchanged and in full force and effect, and is hereby ratified and confirmed in all respects as amended hereby.

4.	This Amendment shall be governed by the laws of such jurisdiction specified in, and construed in accordance with, the Agreement.

5.	This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Amendment.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused the foregoing Amendment to be executed by their duly authorized officers.

BLACKROCK FUNDSSM
on behalf of BlackRock Liquid Environmentally Aware Fund

By:
Name:
Title:
Date:	February 8, 2022

BLACKROCK ADVISORS, LLC

By:
Name:
Title:
Date:	February 8, 2022

Schedule A

Administration Fee

BlackRock Liquid Environmentally Aware Fund:

0.04% on all Direct Shares net assets

0.10% on all Institutional, Investor A, Mischler Financial Group, Cabrera Capital

Markets, Bancroft Capital, Penserra and Great Pacific Shares net assets

Schedule A, dated February 8, 2022